Exhibit 99.1

Date:	July 25, 2013
For Release:	Immediate
Contact:	Investor Contact:
Neal E. Murphy
Vice President of Finance, CFO
215-723-6751

Met-Pro Corporation Announces Memorandum of Understanding as to Settlement of Shareholder Litigation Relating to CECO Merger

Harleysville, PA, July 25, 2013 - Met-Pro Corporation (NYSE: MPR) today announced that on July 20, 2013 it entered into a memorandum of understanding with plaintiff’s counsel in connection with the putative shareholder class action lawsuit captioned Gold v. De Hont, et al, filed in the United States District Court for the Eastern District of Pennsylvania in connection with the proposed merger in which Met-Pro will be merged into a wholly-owned subsidiary of CECO Environmental Corp.

The memorandum of understanding contemplates that the parties will seek to enter into a stipulation of settlement with respect to the lawsuit following completion of confirmatory discovery by plaintiff. The stipulation of settlement will be subject to court approval following notice to shareholders.

Additional Information and Where to Find It

In connection with the proposed merger, CECO has filed with the SEC a Registration Statement on Form S-4, as it may be amended from time to time, which includes a joint proxy statement/prospectus of Met-Pro and CECO and which contains important information, including detailed risk factors. This communication is not a substitute for the joint proxy statement/prospectus. Investors in Met-Pro or CECO are urged to read the joint proxy statement/prospectus and other relevant documents that have or will be filed by Met-Pro and CECO with the SEC. You may obtain a free copy of the joint proxy statement/prospectus and other documents that will be filed by Met-Pro and CECO with the SEC at the SECʼs website, www.sec.gov, or by directing a request to Met-Pro Corporation, P.O. Box 144, Harleysville, Pennsylvania 19438, Attention: Investor Relations; or to CECO Environmental Corp., 4625 Red Bank Road, Suite 200, Cincinnati, Ohio 45227, Attention: Investor Relations. The definitive joint proxy statement/prospectus will be mailed to shareholders of Met-Pro and CECOʼs stockholders.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Met-Pro and CECO, and certain of their respective directors, executive officers and other members of management and employees are participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Met-Pro is set forth in its proxy statement for its 2013 annual meeting of shareholders and Met-Pro’s Form 10-K for the year ended January 31, 2013. Information about the directors and executive officers of CECO is set forth in the proxy statement for its 2013 annual meeting of shareholders and CECO’s 10-K for the year ended December 31, 2012. Investors may obtain additional information regarding the interests of such participants in the proposed transactions by reading the joint proxy statement/prospectus for such proposed transactions filed by CECO in the Form S-4 Amendment No. 2 filed on July 22, 2013.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, is a leading niche-oriented global provider of product recovery, pollution control, fluid handling and filtration solutions. The Company’s diverse and synergistic solutions and products address the world’s growing need for clean air and water, reduced energy consumption and improved operating efficiencies. Through its global sales organization, internationally recognized brands, and operations in North America, South America, Europe and The People's Republic of China, Met-Pro’s solutions, products and systems are sold to a well-diversified cross-section of customers and markets around the world. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the risk that the parties will fail to enter into a stipulation of settlement to settle the Gold v. De Hont, et. al case; the risk that the court will not approve any stipulation of settlement in the Gold v. De Hont, et. al case; the risk and uncertainties as to whether the merger agreement signed with CECO will be completed, and the likely adverse impact upon the Company’s stock price if the merger agreement is not completed; the ability of CECO to successfully integrate the operations of the Company and to realize the synergies from the acquisition; the results of CECO’s operations pending the completion of the merger transaction between it and the Company, and including its ability to integrate acquisitions that it recently completed; the various risks that are identified in CECO’s registration statement on Form S-4 Amendment 2 filed with the SEC on July 22, 2013 and any amendments thereto that are thereafter filed, all of which are incorporated herein by reference; the cancellation or delay of purchase orders and shipments, product development activities, goodwill impairment, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws. You should carefully consider the factors discussed in Part I, “Item 1A Risk Factors” in our Annual Report on Form 10-K/A for the year ended January 31, 2013, our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2013, and the registration statement on Form S-4 Amendment No. 2 filed by CECO on July 22, 2013 and any amendments thereto, as filed with the Securities and Exchange Commission.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.